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                                                                     Exhibit 3.2

                      INTEREP NATIONAL RADIO SALES, INC.

                                    BY-LAWS


                                   ARTICLE I
                                 SHAREHOLDERS

          SECTION 1.     Annual Meetings.  An annual meeting of the shareholders
                         ---------------
to elect directors and transact such other business as may properly come before the meeting shall be held at 10:00 a.m. on the third Tuesday in November in each year, or if that day is a legal holiday, on the first day thereafter which is not a legal holiday, or on such other date as may be fixed from time to time by the Board of Directors of the Corporation (the "Board"). If any annual meeting is not held on the day provided above with the result that there is a failure to elect a sufficient number of directors to conduct the business of the Corporation within one month following such date, the Board shall call a special meeting of the shareholders for the election of such directors to be held as soon thereafter as convenient and shall give notice thereof as provided in these By-laws for an annual meeting of the shareholders. If such special meeting is not called by the Board within two weeks after the expiration of such period, or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, the holders of 10% of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than 60 nor more than 90 days from the date of such written demand. The Secretary (all references to officers in these By-Laws are to the officers of the Corporation), upon receiving the written demand, shall promptly give notice of such meeting, or if he fails to do so within five business days, any shareholder signing such demand may give
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such notice.  At any such special meeting, the shareholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

          SECTION 2.  Special Meetings.  A special meeting of the
                      ----------------
shareholders may be called at any time by the Chairman of the Board, the President or a majority of the Board, and shall be called by any of them or the Secretary on receipt of a written request signed by the holders of record of at least 33-1/3% of the votes of the outstanding shares entitled to vote in an election of directors, which request shall specify the matters proposed to be presented to the meeting. At any special meeting, the business transacted shall be limited to the purpose or purposes set forth in such request or, if called by the Chairman of the Board, the President or the Board, in the notice of such special meeting.

          SECTION 3.  Place of Meetings.  Each annual meeting shall be held at
                      -----------------
such place, within or without the State of New York, as the Board, the Chairman of the Board or the President designates. Each special meeting shall be held at such place, within or without the State of New York, as may be designated by the persons calling the meeting. If no place is so designated, the meeting will be held at the office of the Corporation in the State of New York.

          SECTION 4.  Notice of Meetings.
                      ------------------
          (a) Written notice of a meeting of shareholders shall be given personally, by mail or electronically not less than ten nor more than 60 days before the meeting, to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and the names of the persons who have directed the calling of the meeting. If, at any meeting, action is proposed to be

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taken that would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and of the effect of such action, if taken, and shall be accompanied by a copy of
Section 623 or an outline of its material terms. If mailed, such notice shall be deemed to be duly given when deposited in the United States mail, first class (or first class registered airmail if to a recipient outside of the United States) postage prepaid, directed to each shareholder at his address as it appears on the record of shareholders or at such other ad dress as set forth in a writing duly filed with the Secretary by the shareholder requesting that notices to him be mailed to such other address. If transmitted electronically, such notice shall be deemed to have been duly given if directed to a shareholder's electronic mail address furnished by such shareholder to the Secretary or as otherwise directed pursuant to the shareholder's written instructions or authorization. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall waive notice thereof as hereinafter provided in Article IX of these By-laws.

          (b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If after adjournment the Board fixes a new record date for the adjourned meeting, however, a notice of the adjourned meeting shall be given to each shareholder who is entitled to vote at such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

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          SECTION 5.   Quorum.  At all meetings of the shareholders, except as
                       ------
otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation, the presence of the holders of a majority of the votes of outstanding shares entitled to vote at that meeting, in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the shareholders present, in person or by proxy, and entitled to vote, may adjourn the meeting from time to time, in which case the provisions of Section 4(b) shall apply. A quorum once present to organize a meeting is not broken by the subsequent withdrawal of any shareholder.

          SECTION 6.   Organization.  At each meeting of the shareholders, the
                       ------------
Chairman of the Board, or in his absence or inability to act, such officer or other person designated by the Board, or in the absence or inability to act of such designee, such other person chosen by the holders of a majority of the votes of the outstanding shares present or represented, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, an Assistant Secretary or any other officer appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The meeting may be adjourned from time to time by the chairman of the meeting or, at the direction of the Board, by any officer.

          SECTION 7.   Items of Business.  No business shall be transacted at
                       -----------------
any annual meeting other than (i) as specified in the notice of meeting (including shareholder proposals included in the Corporation's proxy materials),
(ii) as otherwise brought before the meeting by or at the direction of the Board, or (iii) such business that is a proper subject for the meeting and is

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properly submitted by a shareholder entitled to vote at such meeting in accordance with the following requirements:

          (a) a shareholder must give notice in writing of such business to the Secretary;

          (b) such notice must be received by the Secretary at the principal executive offices of the Corporation not less than 75 days nor more than 120 days before the anniversary date of the Corporation's proxy statement released to shareholders in connection with the prior year's annual meeting; provided,
                                                                    --------
however, that in the event that less than 90 days' notice or prior public
-------
disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15/th/ day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made;

          (c) a shareholder's notice shall set forth: (i) the name and address of the shareholder, (ii) the number of shares of stock held of record and beneficially by such shareholder, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted, including the complete text of any resolutions intended to be presented, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the shareholder in the business to be submitted and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law;

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          (d) a shareholder seeking to submit such business at the annual meeting shall promptly provide any other information reasonably requested by the Corporation; and

          (e) a shareholder who seeks to have any proposal included in the Corporation's proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          SECTION 8.  Order of Business.  The order of business at all
                      -----------------
meetings of the shareholders shall be as determined by the chairman of the meeting. The chairman shall determine all matters relating to the efficient conduct of the meeting and as to the maintenance of order and decorum. The chairman may, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by Section 7, in which case such business shall not be transacted.

          SECTION 9.  Voting.  (a)  Except as otherwise provided by law or
                      ------
the Restated Certificate of Incorporation, at each meeting of the shareholders
(i) each holder of record of shares of the Class A Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the shareholder's name on the record of shareholders of the Corporation, and
(ii) each holder of record of shares of the Class B Common Stock of the Corporation shall be entitled to ten votes for each share of such stock standing in such shareholder's name on the record of shareholders of the Corporation, in either case:

          (A)  on the date fixed pursuant to the provisions of Section 7 of
Article VII of these By-laws as the record date for the determination of the shareholders who are entitled to vote at such meeting;

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          (B)   if such record date has not been so fixed, then at the close of business on the day before the day on which notice of such meeting has been given; or
          (C) if such record date has not been so fixed and if no notice of such meeting has been given, then the day on which the meeting is held.

          (b) Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for so delivering such proxies in the notice of meeting. No proxy shall be valid after the expiration of 11 months from the date thereof, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless the proxy states that it is irrevocable and such irrevocability is permitted by law. At all meetings of the shareholders at which a quorum is present, all matters shall be decided by the vote of a majority in voting interest of the shareholders present in person or represented by proxy and entitled to vote, except as otherwise provided by law, the rules and regulations of any exchange on which the stock of the Corporation is traded, the Restated Certificate of Incorporation or these By-laws. Unless required by law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by the shareholder's proxy as such, if there be such a proxy, and shall state the number and class of the shares voted.

          SECTION 10. No Action by Consent.  Except as otherwise required by
                      --------------------
law, no action required to be taken or which may be taken at any annual or special meeting of

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shareholders of the Corporation may be taken without a meeting and the power of shareholders to consent in writing to the taking of any action is specifically denied.

          SECTION 11. List of Shareholders.  The Secretary will, or will
                      --------------------
cause any transfer agent of the Corporation to, prepare and certify a complete list of the shareholders as of the record date for any meeting of the shareholders, arranged in alphabetical order and showing the address, and the class and number of shares registered in the name of each shareholder. Such list will be produced at any meeting of shareholders on the request of any shareholder or his attorney-in-fact made at the meeting or prior thereto.

          SECTION 12. Inspectors of Election.  The Board may, in advance of
                      ----------------------
any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed or if any of them fail to appear or act, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge,

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question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors.

                                  ARTICLE II

                                   DIRECTORS

          SECTION 1.     General Powers.  The business of the Corporation shall
                         --------------
be managed by the Board. The Board may adopt such rules and regulations, not inconsistent with the Restated Certificate of Incorporation or these By-laws or the laws of the State of New York, as it may deem proper for the conduct of its meetings and the management of the Corporation. The Board may exercise all powers and perform all acts which are not required by these By-laws, the Restated Certificate of Incorporation or applicable law to be exercised and performed by the shareholders.

          SECTION 2.     Number, Classification, Term of Office and
                         ------------------------------------------
Qualifications.
--------------

          (a) The number of directors shall be six, but the number may be increased to not more than twelve, or decreased to not less than three, by amendment to these By-laws. The Board shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The terms of office of the directors elected at the annual meeting of shareholders in 2000 and initially classified shall be as follows: directors of the first class shall hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall hold office for a term expiring at the third succeeding annual

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meeting.  At each annual meeting of shareholders after the annual meeting of
2000, directors elected to succeed the class of directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election. During the intervals between annual meetings of shareholders, any vacancies occurring in the Board and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, except as otherwise provided by law. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of shareholders, at which time such director shall be classified in accordance with this Section 2(a). When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal. Subject to the foregoing, the respective classes for which directors shall be selected shall be determined by resolution approved by at least a majority of the then authorized number of directors. All directors shall be at least 18 years of age. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-laws, directors to be elected at each annual meeting of shareholders shall be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote for the election of directors.

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          (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as a director at any meeting of shareholders for the election of directors (an "Election Meeting"). Nominations of candidates for election to the Board at an Election Meeting may be made only by or at the direction of the Board or by a shareholder entitled to vote at such Election Meeting. All such nominations, except those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the shareholder's intention to make such nomination. To be timely, any such notice must be received by the Secretary at the principal office of the Corporation not less than 75 nor more than 120 days prior to the anniversary date of the Corporation's proxy statement released to shareholders in connection with the prior year's annual meeting; provided,
                                                                 --------
however, that in the event that less than 90 days' notice of the date of the
-------
Election Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15/th/ day following the day on which such notice of the date of the Election Meeting was mailed or such public disclosure was made. Such shareholder's notice with respect to a proposed nomination shall set forth (i) as to each person whom the shareholder proposes to nominate as a candidate for election to the Board (A) the name, age, business address, residence address and the principal occupation or employment of such person, (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, if any,
(C) such other information concerning such person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such person and (D) a signed consent of such person to serve as a

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director of the Corporation, if elected, and (ii) as to the shareholder giving the notice (A) the name and address of such shareholder, as they appear in the Corporation's stock transfer books and (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. If a person is validly designated as a nominee in accordance with the procedures specified above and thereafter becomes unable or unwilling to stand for election to the Board, the Board or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided,
                                                                 --------
however, that in the case of persons not nominated by the Board, such a
-------
substitution may be made only if notice as provided above in this paragraph (b) is received at the principal office of the Corporation before the later of (x) 30 days prior to the date of the Election Meeting or (y) 5 days after the shareholder proposing the original nominee first learned that such original nominee has become unable or unwilling to stand for election. If the chairman of an Election Meeting determines and declares that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

          SECTION 3.  Organization of Meetings.  At each meeting of the
                      ------------------------
Board, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the same. The minutes of the meeting shall be recorded by any officer of the Corporation present and designated by the chairman.

          SECTION 4.  Annual Meeting. The Board shall meet for the purpose of
                      --------------
organization, the election of officers and the transaction of other business as soon as practicable

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after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place, within or without the State of New York, which shall be specified in a notice thereof given as hereinafter provided in this Article II, or in a waiver of notice thereof.

          SECTION 5.  Regular Meetings.  Regular meetings of the Board may be
                      ----------------
held at such times and places within and without the State of New York as may be determined from time to time by the Board. Notice of any such meeting need not be given unless otherwise required by law or these By-Laws. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour at such place on the next succeeding business day.

          SECTION 6.  Special Meetings.  Special meetings of the Board may be
                      ----------------
called at any time by the Chairman of the Board, the President or any two or more directors and shall be held at such time and place within or without the State of New York as is specified in the notice of meeting or waiver thereof.

          SECTION 7.  Notice of Meetings.  Notice of each special meeting of
                      ------------------
the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally (including by courier) or by telephone, electronic mail, nationally recognized overnight courier or facsimile transmission at least 24 hours before the time at which such meeting is to be held, or shall be mailed to each director by first-class mail postage prepaid, addressed to him at his

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residence or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting of the Board need not state the purpose or purposes of such meeting.

          SECTION 8.  Quorum and Manner of Acting.  A majority of the
                      ---------------------------
directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and the act of the majority of the directors present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

          SECTION 9.  Resignations. Any director of the Corporation may resign
                      ------------
at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, immediately on its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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          SECTION 10. Removal of Directors.  Except as otherwise provided in
                      --------------------
the Restated Certificate of Incorporation or in these By-laws, a director may be removed at any time, but only for cause, by the affirmative vote of the holders of at least 66-2/3% of the votes of the outstanding shares entitled to vote for the election of directors.

          SECTION 11. Vacancies.  Except as otherwise required by law or the
                      ---------
Restated Certificate of Incorporation, during the intervals between annual meetings of shareholders, any vacancies and any newly-created directorships resulting from an increase in the authorized number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, and the directors so chosen shall hold office as provided in Section 2(a) of this Article II and until their successors shall be duly elected and qualified. If there are no directors in office, then a special meeting of shareholders for the election of directors may be called and held in the manner provided by law. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section with respect to the filling of other vacancies.

          SECTION 12. Compensation. The Board shall have authority to fix the
                      ------------
compensation, including without limitation, fees and reimbursement of expenses, of directors for services to the Corporation in any capacity; provided, however,
                                                              --------  -------
that no such payment shall

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preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 13.  Action without Meeting.  Any action required or
                       ----------------------
permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          SECTION 14.  Participation in Meetings by Telephone and Other
                       ------------------------------------------------
Equipment. Members of the Board or of any committee thereof may participate in a
---------
meeting of the Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

                                  ARTICLE III

                                  COMMITTEES

          SECTION 1.   Executive and Other Committees.  The Board, by
                       ------------------------------
resolution adopted by a majority of the entire Board, may designate from among the directors an executive committee, consisting of three or more directors, and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, will have all the authority of the Board, except that no such committee will have authority with respect to the fol lowing matters:

          (i) amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, approving the sale, lease or exchange of all or substantially all of the

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Corporation's property and assets, approving a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation or submitting to the shareholders any such action or any other action that requires shareholders' approval under law;

          (ii)  the filling of vacancies in the Board or in any committee;

          (iii) the fixing of compensation of any director for serving on the Board or on any committee thereof; and

          (v) the amendment or repeal of any resolution of the Board that by its terms is not amendable or repealable by a committee.

          The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting thereof. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that
                                                         --------  -------
rights of third parties shall not be prejudiced by such revision or alteration. The Board, by action of a majority of the entire Board, may at any time fill vacancies in, change the membership of, or dissolve any such committees. Each such committee will serve at the pleasure of the Board.

          SECTION 2.  Executive Committee, General.  Subject to the provisions
                      ----------------------------
of Section 1 of this Article III, while the Board is not in session, the Executive Committee shall have and may exercise, and any such other committee to the extent provided by resolution of the Board shall have and may exercise, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to

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be affixed to all papers which may require it. Regular meetings of the Executive
Committee shall be held at such times and places, within or without the State of New York, as a majority of such Committee may from time to time determine. Special meetings of the Executive Committee may be called at the request of any member thereof and may be held at such times and places, within or without the State of New York, as such Committee may from time to time by resolution determine or as shall be specified in the respective notices or waivers of notice thereof. Notice of regular meetings of such Committee need not be given except as otherwise required by law or these By-Laws. Notice of each special meeting of such Committee shall be given to each member of such Committee, unless waived or not required. Subject to the provisions of this Article III, the Executive Committee, by resolution of a majority of such Committee, shall fix its own rules of procedure. A majority of the Executive Committee shall be present in person at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

          SECTION 3.  Other Committees, General.  A majority of any committee
                      -------------------------
may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of New York, of its meetings, unless the Board shall otherwise by resolution provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7 of
Article II of these By-Laws. Nothing in this Article III shall be deemed to prevent

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the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however,
                                                     --------  -------
that no such committee shall have or may exercise any authority of the Board.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 1.  Number and Qualifications.  The officers of the
                      -------------------------
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person. The Board may determine that there shall be both a Chairman of the Board and a President or that there shall be only a Chairman of the Board or a President. Such officers shall be elected form time to time by the Board, each to hold office until (i) the meeting of the Board following the next annual meeting of the shareholders, (ii) his successor shall have been duly elected and shall have qualified, (iii) his death, (iv) he shall have resigned or (v) he shall have been removed as hereinafter provided in these By-Laws. The Board shall designate a Chief Executive Officer, may designate a Chief Financial Officer, and may, from time to time, appoint such other officers (including one or more Assistant Treasurers and Assistant Secretaries) and such agents as it may deem necessary or desirable for the business of the Corporation. The Board may from time to time authorize any principal officer or committee to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents. Each of such other officers and agents shall have such authority, perform such duties, and hold office for such period, as are provided in these By-Laws or as may be prescribed by the Board or by the principal officer or committee appointing such officer or agent.

          SECTION 2.  Removal.  Any officer may be removed either with or
                      -------
without cause at any time by a majority of the Board at any meeting thereof, or, except in the case of any officer elected by the Board, by any committee of the Board or superior officer on whom the power of removal may be conferred by the Board.

          SECTION 3.  Resignations.  Any officer of the Corporation may
                      ------------
resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately on its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for the regular appointment or election to such office.

          SECTION 5.  Compensation.  The compensation of the officers for
                      ------------
their services as such shall be determined from time to time by the Board or a committee of the Board. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

          SECTION 6.  Chairman of the Board.  The Chairman of the Board, if
                      ---------------------
one is elected by the Board, shall be a director of the Corporation and shall have general supervision over the business of the Corporation and its several officers, subject, however, to the control of the Board.

The Chairman of the Board shall, if present, preside at all meetings of the shareholders and the Board and shall perform such other duties as may from time to time be assigned by the Board.

          SECTION 7.  President.  The President shall have general
                      ---------
supervision over the operations of the Corporation, subject, however, to the control of the Board, and, if so determined by the Board, the Chairman of the Board. The President shall, in the absence or inability to act of the Chairman of the Board, preside at all meetings of the Board. In general, the President shall have such other powers and perform such other duties as may usually pertain to the office of President, or as from time to time may be assigned to him by the Board or the Chief Executive Officer, if the President is not the Chief Executive Officer. Unless otherwise directed by the Board, when there is no Chairman of the Board, or in the absence or inability to act of the Chairman of the Board, the President shall perform all the duties and functions and exercise all the powers of the Chairman of the Board.

          SECTION 8.  Chief Executive Officer.  The Chief Executive Officer
                      -----------------------
of the Corporation shall be the Chairman of the Board or the President, as designated by the Board. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in these By-Laws, general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and, in general, the Chief Executive Officer shall have such other powers and perform such other duties as may be incidental to the position of Chief Executive Officer or as from time to time may be assigned to him by the Board.

          SECTION 9.  Chief Financial Officer.  The Chief Financial Officer,
                      -----------------------
if designated, shall supervise and direct the Treasurer, any controllers and their respective assistants in the performance of their duties and, in general, shall have such other powers and perform such other duties as may be incidental to the position of Chief Financial Officer or as from time to time may be assigned to him by the Board or the Chief Executive Officer.

          SECTION 10. Vice Presidents.  Each Vice President, including any
                      ---------------
Executive Vice President or Senior Vice President, if appointed, shall have such powers and perform such duties as usually pertain to his designated office or as from time to time may be assigned to him by the Board or the Chief Executive Officer.

          SECTION 11. Treasurer.  The Treasurer shall: (a) have charge and
                      ---------
custody of, and be responsible for, all the funds and securities of the Corporation; (b) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; (c) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (d) disburse funds of the Corporation, taking proper vouchers therefor; (e) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board or a committee of the Board; (f) supervise the investment of the Corporation's funds as ordered or authorized by the Board, taking proper vouchers therefor; (g) render to the Chairman of the Board, the President, the Board or any committee thereof, whenever required, an account of his transactions as Treasurer; and (h) in general, have such other powers and perform such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or, if designated, the Chief Financial Officer.

          SECTION 12. Assistant Treasurers.  Each Assistant Treasurer shall
                      --------------------
have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

          SECTION 13. Secretary.  The Secretary shall: (a) keep, or cause to
                      ---------
be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, of the committees of the Board and of the shareholders; (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and (e) in general, have such other powers and perform such other duties as usually pertain to the office of the Secretary or as from time to time may be assigned to him by the Board or the Chief Executive Officer.

          SECTION 14. Assistant Secretaries.  At the request of the Secretary
                      ---------------------
or in case of his absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretary designated by the Board or, in the absence of such designation, by the President, shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In general, each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or the Secretary.

          SECTION 15. Officers' Bonds or Other Security.  If required by the
                      ---------------------------------
Board, any officer of the Corporation shall give a bond for the faithful performance of his duties, for such term and in such amount and with such surety or sureties as the Board may require.

                                   ARTICLE V

                                INDEMNIFICATION

          SECTION 1.  Right to Indemnification.  The Corporation shall, to the
                      ------------------------
fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") made, or threatened to be made, a party to an action or proceeding (including one by or in the right of the Corporation to procure a judgment in its favor) (the "Proceeding"), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. The right to indemnification conferred in this Article V shall include the right to receive payment in advance of any expenses incurred in defending a civil or criminal action or proceeding consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of the Board, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided above for officers and directors.

          SECTION 2.  Insurance, Contracts and Funding.  The Corporation may
                      --------------------------------
purchase and maintain insurance to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article V, to indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this Article V, and to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article V; provided, that, the contract of
                                        --------
insurance covering such directors and officers provides, in a manner permissible under applicable law, for a retention amount and for co-insurance. The Corporation may enter into contracts with any director, officer, employee, agent, attorney or representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of Article TENTH of the Certificate of Incorporation or this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

          SECTION 3.  Indemnification; Not Exclusive Right.  The right of
                      ------------------------------------
indemnification provided in this Article V shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of

Incorporation, By-Laws, a resolution of shareholders, a resolution of directors, an agreement or otherwise. The provisions of this Article V shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article V. No amendment to or repeal of this Article V shall remove, abridge or adversely affect any right to indemnification or other benefits hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          SECTION 4.  Advancement of Expenses; Procedures; Presumptions and
                      -----------------------------------------------------
Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation,
---------------------------------------
of the provisions of the Restated Certificate of Incorporation and the foregoing provisions of this Article V, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under the Restated Certificate of Incorporation or this Article
V:
          (a) Advancement of Expenses.  All reasonable expenses incurred by or
              -----------------------
on behalf of the Indemnitee in connection with any Proceeding shall be advanced by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advancement or allowance from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements reasonably shall evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this Article V.

          (b) Procedure for Determination of Entitlement to Indemnification.
              -------------------------------------------------------------

               (i) To obtain indemnification, an Indemnitee shall submit to the President or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 30 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The President or Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

               (ii) The Indemnitee's entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinter ested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the shareholders for their determination); or (D) as provided in Section 4(c) of this Article V.

               (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this Article V, a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall
                        --------  -------
     have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

          (c) Presumptions and Effect of Certain Proceedings.  Except as
              ----------------------------------------------
otherwise expressly provided in this Article V, the Indemnitee shall be presumed to be entitled to indem nification upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 4(b)(i) of this Article V, and thereafter the Cor poration shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article V to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 30 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding, or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections (4)(b)(ii)(A), (B), (C) or (D). In any such case, the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law (either of the foregoing, a "Disqualifying Event"), in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article V). The termination of any Proceeding described in Section 1 of this Article V or of any claim, issue or matter therein, whether by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---- ----------
itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

          (d)  Remedies of Indemnitee.
               ----------------------

               (i) In the event that a determination is made pursuant to Section 4(b) of this Article V that the Indemnitee is not entitled to indemnification under this Article V, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of New York or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceedings or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of
              -- ----
     such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article V.

               (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article V, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless a Disqualifying Event has occurred, as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article V). In the event that (i) advancement of expenses is not timely made pursuant to Section 4(a) of this Article V or (ii) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article V, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the State of New York or any other court of competent jurisdiction contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a Disqualifying Event; provided, however, that if the Indemnitee shall elect, at his sole option,
     --------  -------
     that such dispute shall be determined by arbitration (as provided in Section 4(d)(i) of this Article V), the Corporation shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event has occurred is an issue, the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

               (ii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this Article V.

               (iv) In the event that the Indemnitee, pursuant to this Article V, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article V, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnifica tion or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (e) Definitions.  For purposes of this Section 4:
              -----------

               (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as such Item was in effect on October 1, 1999, whether or not the Corporation is then subject to such reporting requirement; provided,
                                                                    --------
     that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

               (ii) "Disinterested Director" means a director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

               (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article V. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of New York, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article V.

          SECTION 5.  Acts of Disinterested Directors.  Disinterested Directors
                      -------------------------------
considering or acting on any indemnification matter under this Article V or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event Disinterested Directors consider or take action as the Board of Directors, one-half of the total number of Disinterested Directors shall constitute a quorum.

          SECTION 6.  Severability.  If any provision or provisions of this
                      ------------
Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article V (including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE VI

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 1. Checks, Drafts, Etc.  All checks, drafts, bills of
                     -------------------
exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board.

          SECTION 2. Deposits.  All funds of the Corporation not otherwise
                     --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust com panies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

          SECTION 3.  General and Special Bank Accounts.  The Board may from
                      ---------------------------------
time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient

          SECTION 4.  Proxies in Respect of Securities of Other Corporations.
                      ------------------------------------------------------
Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other cor poration or business entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or business entity, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation or business entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                              STOCK AND DIVIDENDS

          SECTION 1.   Stock Certificates.  Every holder of stock of the
                       ------------------
Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number and class of shares of stock of the Corporation owned by him. The certificates represent ing shares of the respective classes of stock shall be numbered in order of their issue and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          SECTION 2.   Books of Account and Record of Shareholders.  The
                       -------------------------------------------
Corporation shall keep, in such places within or without of the State of New York as the Board determines, complete and correct books and records of account, minutes of the proceedings of shareholders, the Board and committees of the Board. The Corporation shall maintain at its office in New York or the office of its transfer agent or registrar in New York, a record of the names and addresses of all shareholders, the number and class of shares of stock held by each, and the dates when each shareholder became the owner of record thereof.

          SECTION 3.   Transfers of Stock.  Transfers of stock of the
                       ------------------
Corporation shall be made on the books of the Corporation only on (a) authorization by the registered holder thereof or by his duly authorized attorney under a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, (b) surrender of the certificate or certificates for such stock properly endorsed for transfer and (c) payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the Corporation's transfer agent. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including without limitation the rights to receive dividends or other distributions and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

          SECTION 4.   Transfer and Registry Agents.  The Corporation may from
                       ----------------------------
time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

          SECTION 5.   Lost, Destroyed, Stolen and Mutilated Certificates.
                       --------------------------------------------------
The holder of any stock in the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed or stolen certificate or his legal representatives to make proof satisfactory to the Board of the loss, destruction or theft thereof, and to advertise said fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars or such of them as the Board may require a bond, indemnity or other undertaking in such form, with such surety or sureties as the Board (with the approval of its transfer agents and registrars) may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed or stolen.

          SECTION 6.   Regulations.  The Board may make such rules and
                       -----------
regulations as it may deem expedient, not inconsistent with these By-laws or with the Restated Certificate of Incorporation of the Corporation concerning the issue, transfer and registration of certificates for stock of the Corporation.

          SECTION 7.   Fixing of Record Date.  In order that the Corporation
                       ---------------------
may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.


              SECTION 8.   Inspection of Records. The record of shareholders and
                           ---------------------
minutes of the proceedings of shareholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.

              SECTION 9.   Dividends, Surplus, Etc. Subject to the provisions of
                           -----------------------
the Restated Certificate of Incorporation and of law, the Board may declare and pay dividends and other distributions, in cash, property or shares of the stocks of the Corporation, on the outstanding stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board shall determine to be in the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                                    OFFICES

          SECTION 1.   Principal Office.  The principal office of the
                       ----------------
Corporation shall be at such place in the Borough of Manhattan, County of New York, City and State of New York as the Board from time to time determines.

          SECTION 2.   Other Offices.  The Corporation may also have an office
                       -------------
or offices other than said principal office at such place or places as the Board from time to time determines or the business of the Corporation requires.

                                  ARTICLE IX

                               WAIVER OF NOTICE

          Whenever under the provisions of law, the Restated Certificate of Incorporation, these By-laws or any resolution of the Board or any committee thereof, the Corporation or the Board or any committee thereof is authorized to take any action after notice to the shareholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to such notice or entitled to participate in the action to be taken, or, in the case of a shareholder, by his attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a shareholder, by the shareholder's attorney, agent or proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice on the part of the person so attending, or by such shareholder, as the case may be.

                                   ARTICLE X

                                     SEAL
          The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation.

                                  ARTICLE XI

                                  FISCAL YEAR
          The fiscal year of the Corporation shall end on December 31st in each year.

                                  ARTICLE XII

                                  AMENDMENTS

          These By-laws may be amended or repealed, or new By-laws may be adopted, except as provided in Section 3 of Article V of these By-Laws, (a) by the affirmative vote of the holders of a majority of the votes of the outstanding shares of stock of the Corporation entitled to vote represented at a duly constituted meeting of the shareholders; provided, however, that the notice
                                              --------  -------
of such meeting shall have been given as provided in these By-laws, which notice shall mention that amendment or repeal of these By-laws or the adoption of new By-laws is one of the purposes of such meeting, or (b) by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been
                 --------  -------
given as provided in these By-laws, which notice shall mention that amendment or repeal of the By-laws or the adoption of new By-laws is one of the purposes of such meeting. By-laws adopted by the Board may be amended or repealed by the shareholders as provided above, and the shareholders may limit the power of the Board to make, amend or repeal the By-laws of the Company.